Exhibit 10.E2
                        EXECUTIVE COMPENSATION AGREEMENT
                        --------------------------------


        THIS AGREEMENT, effective the 1st day of July, 1997 (the "Agreement"),

by and between UNITED GROCERS, INC., an Oregon corporation (the "Company"), with principal offices at 6433 SE Lake Road, Portland, Oregon, and CHARLES E. CARLBOM

("Carlbom"), residing in Portland, Oregon.

         WHEREAS, The company desires to employ and obtain the unique experience, ability and leadership skills of Carlbom as President and Chief

Executive Officer, from July 1, 1997, through August 30, 1999, and to preclude any other competitive business from securing his services and utilizing his experience, background and know-how; and

         WHEREAS, the terms, conditions and undertakings of this Agreement were submitted to and duly approved and authorized by the Company's Board of

Directors at a meeting held on June 2, 1997, and July 9, 1997;

         NOW, THEREFORE, in consideration of the promises of the parties, one unto the other, it is hereby agreed as follows:

         1. Employment.
            ----------

            1.1 The Company employs Carlbom and Carlbom accepts employment as the Chief Executive Officer and President of the Company and agrees to perform services in such an executive capacity. The Company and Carlbom also agree that

Carlbom may occupy and perform services in an executive and/or board capacity to such wholly owned subsidiaries of the Company as Carlbom may determine appropriate and/or desirable.

            1.2 As the President and Chief Executive Officer,

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Carlbom's responsibilities shall be the overall operation and management of the

Company, and subject solely to the direction and guidance of the Board of

Directors.

            1.3 Carlbom shall devote his full time, effort and energies to the successful and profitable operation of Company and its wholly owned subsidiaries. However, the foregoing shall not preclude and/or prevent Carlbom from serving on the Board of Directors of non-competitor, nonprofit or for profit companies and/or entities so long as such services do not adversely affect his ability to perform the services requested hereunder. Any and all compensation received by Carlbom for such director services shall be for his own account and benefit.

        2. Term.
           ----

            2.1 The term of this Agreement shall commence on July 1, 1997, and shall continue through and including August 30, 1999.

        3. Compensation.
           ------------

            3.1 As compensation for the services to be rendered, the Company shall pay Carlbom a base compensation of $180,000 per annum. The amount of base compensation as herein provided may be increased annually by such percentage amount as the Board of Directors shall determine appropriate in order to address cost of living increases. Such compensation shall be paid to Carlbom with the same frequency as other executives of the Company are compensated.

            3.2 The salary payments are subject to appropriate withholding, e.g.

federal and state income taxes, FICA, etc.

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            3.3 In addition to the base salary, in December of each year, the

Board of Directors or the Compensation Committee shall determine what appropriate amount of bonus, if any, is to be paid to Carlbom. Such determination shall take into account such factors as the Board of Directors shall consider relevant in judging the performance of Carlbom.


         Any bonus to be paid to Carlbom shall be paid by January 10 of the following year. In the event of the death of Carlbom, payment of any compensation due and owing shall be paid to his then surviving spouse, or if no surviving spouse, then to his estate.

         4. Restrictive Covenant. Carlbom acknowledges and agrees that because
            --------------------
of and by reason of his employment as President and Chief Executive Officer of the Company he will become privy to the most confidential and privileged information possessed by the Company (collectively "Privileged Information").

This Privileged Information shall consist of, without limiting the generality of the foregoing, financial statements, costs and sales analyses data, supply sources, business opportunities, general operating procedures and business plans of the Company. Accordingly, Carlbom covenants and agrees that he will not,

during the term of this Agreement and for a period of five years following termination of this Agreement, use or disclose any Privileged Information to anyone other than Company's officers, directors, employees and representatives.

Carlbom will not use any of the Privileged Information for his own account or any purposes other than for the benefit of Company.

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        5. Employee Benefits/Expenses.
           --------------------------

            5.1 Expenses. The Company shall reimburse Carlbom for all
                --------
reasonable, customary and necessarily incurred expenses in carrying out his duties under this Agreement. Carlbom shall present to the Company by the 30th day of each month an itemized account of such expenses in such form as may be required by the Company.

            5.2 Automobile. In recognition of Carlbom's need for an automobile
                ----------
for business purposes, the Company will provide a suitable vehicle for Carlbom's sole and exclusive use or, at his option, reimburse him monthly for all business related automobile expenses, including mileage, maintenance, repairs,

depreciation, insurance and all operational costs incident thereto.

            5.3 Employee Benefits. This Agreement is not intended and shall not
                 ----------------
be deemed to be in lieu of any rights, benefits and privileges to which Carlbom may be entitled as an employee of the Company under any retirement, pension

(qualified or nonqualified) profit sharing, insurance, 401(k), medical/dental or other plans which may now be in effect or which may hereinafter be adopted by the Company; it being understood the Carlbom shall have the same rights and privileges to participate in such plans and benefits as any other management employee during his employment period.

        6. Termination.
           -----------

            6.1 This Agreement may be terminated at any time, with or without cause, by a two-thirds (2/3) vote of the Board of Directors. However, in the event of a termination without cause, the Company shall continue to pay

Carlbom's base compensation

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following termination for a period of six months following such termination.

            6.2 The Company may terminate this Agreement for "cause" in which event no further compensation whatsoever shall be due and payable unto Carlbom

(exclusive of any vested pension benefits). Termination for "cause" shall include:

                (a) The employee's unauthorized disclosure of Privileged Information.

                (b) Failure to perform or meet reasonable objective and

measurable standards as from time to time may be provided by the Board of

Directors.

                (c) Disloyal, dishonest or illegal conduct.

           6.3 Termination either with or without cause shall not and does not terminate Carlbom's obligations under any restrictive covenant contained herein.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized Board of Directors and

Charles E. Carlbom has executed this Agreement as of the day and year first above written.

COMPANY:                             UNITED GROCERS, INC.



                                     By: /s/Gordon Smith
                                        -----------------
                                        Name:  Gordon Smith
                                        Title:  Chairman of the Board



CARLBOM:
                                     By:  /s/Charles E. Carlbom
                                        ------------------------
                                     Charles E. Carlbom





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